UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 29, 2008

The Medicines Company

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31191	04-3324394
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Campus Drive Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 656-1616

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.		Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

	(e)	Amendment and Restatement of The Medicines Company’s 2004 Stock Incentive Plan

On May 29, 2008, the stockholders of The Medicines Company (the “Company”) voted to approve the Company’s Amended and Restated 2004 Stock Incentive Plan (the “Amended Plan”). The Company’s Board of Directors approved the amendments to the 2004 Stock Incentive Plan on April 22, 2008, subject to, and effective upon, approval by the Company’s stockholders at the 2008 Annual Meeting of Stockholders. The primary purposes of the amendment and restatement are to (a) increase the number of shares of common stock authorized for issuance under the plan from 8,800,000 to 11,800,000 and (b) replace the existing sublimit on certain types of awards that may be granted under the plan with a fungible share pool.

The foregoing summary of the Amended Plan is qualified in its entirety by the text of the Amended Plan, which is attached as Appendix I to the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 29, 2008 and is hereby incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

10.1

The Medicines Company’s Amended and Restated 2004 Stock Incentive Plan (incorporated by reference to Appendix I to the Company’s definitive proxy statement, dated April 29, 2008, for the Company’s 2008 Annual Meeting of Stockholders).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MEDICINES COMPANY

Date: June 3, 2008	By:	/s/ Paul M. Antinori
Paul M. Antinori
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

10.1

The Medicines Company’s Amended and Restated 2004 Stock Incentive Plan (incorporated by reference to Appendix I to the Company’s definitive proxy statement, dated April 29, 2008, for the Company’s 2008 Annual Meeting of Stockholders).